Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Quarterly Cash Dividend

Addison, Texas – December 21, 2022 / Business Wire / – The Board of Directors of Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., declared a quarterly cash dividend on December 21, 2022, in the amount of $0.22 per share of common stock. The cash dividend will be paid on January 11, 2023, to stockholders of record as of the close of business on December 31, 2022.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of September 30, 2022, Guaranty Bancshares, Inc. had total assets of $3.29 billion, total loans of $2.27 billion and total deposits of $2.79 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & Company CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com